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                                BRYAN CAVE LLP
                         1200 MAIN STREET, SUITE 3500
                          KANSAS CITY, MISSOURI 64105
                                (816) 374-3200
                           FACSIMILE: (816) 374-3300

                                 July 30, 1996


Ferrellgas Partners, L.P.
Ferrellgas Partners Finance Corp.
One Liberty Plaza
Liberty, MO 64068

Ladies and Gentlemen:

    We are acting as special counsel for Ferrellgas Partners, L.P., a Delaware limited partnership (the "Partnership"), and Ferrellgas Partners Finance Corp., a Delaware corporation ("Finance Corp.", and, together with the Partnership, the "Issuers"), in connection with various legal matters relating to the filing with the Securities and Exchange Commission of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), covering an offer to exchange (the "Exchange Offer") $1,000 principal amount of the Issuers 9-3/8% Series B Senior Secured Notes due 2006 (the "Exchange Notes") for each $1,000 principal amount of their outstanding 9-3/8% Series A Senior Secured Notes due 2006 (the "Private Notes"), of which $160,000,000 aggregate principal amount is outstanding on the date hereof. The Exchange Notes are to be issued pursuant to an Indenture, dated as of April 26, 1996 (the "Indenture"), among the Issuers, Ferrellgas L.P., as guarantor, and American Bank National Association, as Trustee, which is filed as an exhibit to the Registration Statement.

    In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of Ferrellgas, Inc., a Delaware corporation (the "General Partner"), in its capacity as general partner of the Partnership, and Finance Corp. and originals or copies certified to our satisfaction of the Registration Statement and the Indenture, the partnership agreement of the Partnership and the Certificate of Incorporation and By-laws of Finance Corp., proceedings of the Board of Directors of the General Partner and Finance Corp. and such other corporate records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render the opinions expressed below. In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals and the conformity to authentic
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Ferrellgas Partners, L.P.
July 30, 1996
Page 2


originals of all documents submitted to us as certified or photostatted copies.

    We express no opinion as to the applicability or effect of (i) any bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, or (ii) general principles of equity, including, without limitation, concepts of reasonableness, materiality, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law.

    Based upon the foregoing and in reliance thereon and subject to the qualifications and limitations stated herein, we are of the opinion that the Exchange Notes will be valid and binding obligations of the Issuers when (i) the Registration Statement, including any amendments thereto, shall have become effective under the Act, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Exchange Notes shall have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the holders thereof in exchange for the Private Notes.

    This opinion is not rendered with respect to any laws other than the General Corporation Law of the State of Delaware, the laws of the State of New York and the federal laws of the United States.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included as a part thereof. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the Exchange Offer. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Secton 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                 Very truly yours,

                                 Bryan Cave LLP